      As filed with the Securities and Exchange Commission on July 26, 2002

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            GENOME THERAPEUTICS CORP.
             (Exact name of registrant as specified in its charter)

          Massachusetts                                        04-2297484
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                 100 Beaver Street, Waltham, Massachusetts 02453
          (Address of principal executive offices, including zip code)

                            -------------------------

             Genome Therapeutics Corp. Employee Stock Purchase Plan
                            (Full title of the plan)

                            -------------------------

           Stephen Cohen                            With a copy to:
     Genome Therapeutics Corp.                   Patrick O'Brien, Esq.
         100 Beaver Street                            Ropes & Gray
   Waltham, Massachusetts 02453                 One International Place
          (781) 398-2300                    Boston, Massachusetts 02110-2624
                                                     (617) 951-7000

 (Name, address and telephone number, including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================

   Title of Each Class of       Amount to be      Proposed Maximum          Proposed Maximum         Amount of
Securities to be Registered      Registered      Offering Price Per        Aggregate Offering      Registration
                                                      Share(1)                  Price(1)                Fee
----------------------------------------------------------------------------------------------------------------
     Common Stock, $.10        250,000 shares             $1.92                 $480,000.00             $44.16
   par value per share(2)
================================================================================================================

(1) The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of Genome Therapeutics Corp.'s common stock, par value $.10 per share, as reported by the National Association of Securities Dealers Automated Quotation system on July 23, 2002.

(2) The number of securities being carried forward from the Registrant's Registration Statement on Form S-8 (File No. 333-39390) is 250,000 and the amount of the filing fee previously paid with respect to these securities was $1,728.54.

                      Exhibit Index can be found on page 5.

                           This is page 1 of 11 pages.

--------------------------------------------------------------------------------

     The contents of the Registration Statement on Form S-8 (File No. 333-39390) previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement. This Registration Statement is being filed for the sole purpose of increasing the number of shares registered under the Genome Therapeutics Corp. Employee Stock Purchase Plan, as amended, by 250,000 shares.

ITEM 8.  Exhibits

Exhibit 4(a)   The Company's Employee Stock Purchase Plan, as amended.

Exhibit 5      Opinion of Ropes & Gray.

Exhibit 23(a)  Consent of Ropes & Gray (contained in Exhibit 5).

Exhibit 23(b)  Consent of Arthur Anderson LLP (omitted pursuant to
               Rule 437(a)).*

Exhibit 24 Power of Attorney (included as part of the signature pages to this Registration Statement).

* After reasonable efforts, we have not been able to obtain the consent of Arthur Anderson LLP to the incorporation in this Registration Statement of their report with respect to our consolidated financial statements, which appeared in our Annual Report on Form 10-K/A for the year ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits this Registration Statement to be filed without a written consent from Arthur Anderson LLP. Because Arthur Anderson LLP has not consented to the incorporation by reference of their report into this Registration Statement, you will not be able to assert claims against Arthur Anderson LLP under Section 11 of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in our consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that its has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 26th day of July, 2002.

                                        GENOME THERAPEUTICS CORP.



                                        /s/ STEVEN M. RAUSCHER
                                        ------------------------------------
                                        Name:  Steven M. Rauscher
                                        Title: President and
                                               Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Rauscher and Stephen Cohen and each of them singly, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        Signature               Title                           Date

/s/ ROBERT J. HENNESSEY                         Director and                    July 26, 2002
------------------------------------------      Chairman of the Board
           Robert J. Hennessey

/s/ STEVEN M. RAUSCHER                          Director, President and         July 26, 2002
------------------------------------------      Chief Executive Officer
           Steven M. Rauscher

/s/ STEPHEN COHEN                               Chief Financial Officer,        July 26, 2002
------------------------------------------      Senior Vice President and
             Stephen Cohen                      Principal Financial Officer


/s/ MARC GARNICK                                Director                        July 26, 2002
------------------------------------------
             Marc Garnick

/s/ PHILIP LEDER                                Director                        July 26, 2002
------------------------------------------
             Philip Leder

/s/ LAWRENCE LEVY                               Director                        July 26, 2002
------------------------------------------
            Lawrence Levy

/s/ NORBERT RIEDEL                              Director                        July 26, 2002
------------------------------------------
            Norbert Riedel

/s/ DAVID K. STONE                              Director                        July 26, 2002
------------------------------------------
           David K. Stone

                                  EXHIBIT INDEX

Number             Title of Exhibit                                Page
------             ----------------                                ----

4(a)       Employee Stock Purchase Plan                              6

5          Opinion of Ropes & Gray                                  11

23(a)      Consent of Ropes & Gray              Contained in Exhibit 5

23(b)      Consent of Arthur Anderson LLP       Omitted pursuant to
                                                Rule 437(a)*

24         Power of Attorney                    Included as part of the
                                                Signatures to this
                                                Registration

* After reasonable efforts, we have not been able to obtain the consent of Arthur Anderson LLP to the incorporation in this Registration Statement of their report with respect to our consolidated financial statements, which appeared in our Annual Report on Form 10-K/A for the year ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits this Registration Statement to be filed without a written consent from Arthur Anderson LLP. Because Arthur Anderson LLP has not consented to the incorporation by reference of their report into this Registration Statement, you will not be able to assert claims against Arthur Anderson LLP under Section 11 of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in our consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein.